Exhibit 3.1

SIXTH

AMENDED AND RESTATED BYLAWS

OF

HUNTSMAN CORPORATION

Dated as of June 16, 2020

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SIXTH AMENDED AND RESTATED BYLAWS

OF

HUNTSMAN CORPORATION

ARTICLE I
OFFICES AND RECORDS

Huntsman Corporation (the “Corporation”) shall maintain a registered office in Delaware and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may, from time to time, be designated by the board of directors of the Corporation (collectively, the “Board” and each director, a “Director”).

ARTICLE II
STOCKHOLDERS

Section 2.1.           Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board.

Section 2.2.            Special Meeting.

(a)           Called by the Corporation. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called by: (i) the Board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of authorized Directors, whether or not there exists any vacancy in previously authorized directorships (the “Whole Board”) or (ii) the Chairman of the Board.

(b)           At the Request of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, as defined in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), as to dividends or upon liquidation, this Section 2.2(b) is the exclusive means by which one or more stockholders of the Corporation may request the calling of a special meeting of stockholders of the Corporation. Special meetings of stockholders of the Corporation shall be called by the Secretary at the written request of one or more stockholders of record that collectively (x) Own (as defined herein) shares representing at least 25% (the “Requisite Percentage”) of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter or matters proposed to be brought before the proposed special meeting and (y) have Owned the Requisite Percentage of such shares for at least 365 consecutive days (the “Requisite Holding Period”) prior to the date of such request, provided that a special meeting called at the request of one or more stockholders (a “Stockholder Requested Special Meeting”) shall be called by the Secretary only if the stockholder(s) requesting such meeting provide the information required by this Section 2.2(b) regarding such stockholder(s) and the proposed special meeting and otherwise comply with this Section 2.2(b). In order for a Stockholder Requested Special Meeting to be required to be called by the Secretary, one or more valid written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by stockholders of record that collectively Own the Requisite Percentage of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter or matters proposed to be brought before the proposed special meeting (or their duly authorized agents), must be delivered to and received by the Secretary at the principal executive offices of the Corporation (the date of such receipt, the “Request Receipt Date”) and must be accompanied by:

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(i)            with respect to any nomination of Director(s) to the Board or any other business proposed to be presented at any Stockholder Requested Special Meeting, the same information described in Section 2.8(a)(iii) and, with respect to any nomination of Director(s) to the Board, the completed and signed questionnaire, representation and agreement that would be required by Section 2.8(d); and

(ii)           (A) as to each stockholder of record signing such request, or if such stockholder of record is a nominee or custodian, beneficial owner(s) on whose behalf such request is signed, an affidavit by each such person (x) stating the number of shares of capital stock of the Corporation that it Owns as of the date such request was signed and (y) agreeing to (I) continue to Own such number of shares of capital stock of the Corporation through the date of the Stockholder Requested Special Meeting and (II) update and supplement such affidavit as of the record date for the Stockholder Requested Special Meeting (such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for such Stockholder Requested Special Meeting) and as of the date that is no more than ten business days prior to the date of the Stockholder Requested Special Meeting (such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days prior to the date of such Stockholder Requested Special Meeting); provided that in the event of any decrease in of the number of shares of capital stock of the Corporation entitled to vote on the matter or matters proposed to be brought before the Stockholder Requested Special Meeting Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s Special Meeting Request shall be deemed to have been revoked with respect to such shares of capital stock of the Corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percentage, and (B) as to any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, the information described in Section 2.8(a)(iii)(A) and (B) as to such stockholder or beneficial owner.

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(c)           One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements of this Section 2.2 and has been dated and delivered to the Secretary at the principal executive offices of the Corporation within 60 days of the earliest dated of such requests. If the stockholder of record signing the Special Meeting Request is a nominee or custodian on behalf of a beneficial owner, such Special Meeting Request shall not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request of such signatory’s authority to execute the Special Meeting Request on behalf of such beneficial owner. The determination of the validity of a Special Meeting Request shall be made by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders. Notwithstanding anything to the contrary herein, a Special Meeting Request shall not be valid if: (1) the Special Meeting Request does not comply with the Bylaws, (2) such Special Meeting Request relates to an item of business that is not a matter on which stockholders are authorized to act under, or that involves a violation of, applicable law, (3) the Request Receipt Date occurs during the period commencing 120 days prior to the first anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (4) the purpose(s) specified in the Special Meeting Request relates to an item of business that is the same or substantially similar (as determined by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders, a “Similar Item”) to an item of business that was presented at any meeting of stockholders held within the 120 days prior to the Request Receipt Date, or (5) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called or that is called for a date within 120 days of the Request Receipt Date. For the avoidance of doubt, the nomination, election or removal of Directors will be deemed to be a Similar Item with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of Directors. Except as otherwise provided by law, in the case of a Stockholder Requested Special Meeting, the Chairman of the Board shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 2.2 and (ii) if any proposed business was not proposed in compliance with this Section 2.2 or the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(d)           Any special meeting of stockholders shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with the Delaware General Corporation Law (the “DGCL”) as the same exists or may hereafter be amended; provided, however, that a Stockholder Requested Special Meeting shall be called for a date not more than 120 days after the Request Receipt Date with respect to the last Special Meeting Request related to such Stockholder Requested Special Meeting (or, in the case of any litigation related to the validity of the requests for a Stockholder Requested Special Meeting, 120 days after the resolution of such litigation).

(e)           Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) related to such meeting and (ii) any additional matters that the Board determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request, or their Qualified Representatives (as defined below), appears at the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request(s), the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

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(f)            For purposes of these Bylaws, to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of such matters at the meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. For the purposes of this Section 2.2 and Section 2.14, a stockholder or beneficial owner shall be deemed to “Own” only those shares of outstanding capital stock of the Corporation as to which such person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, (B) borrowed by such person or any of its Affiliates for any purposes or purchased by such person or any of its Affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or Affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or Affiliate. A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person shall be deemed to continue to Own shares during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ (or less) notice, and has delegated any voting power only by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The determination of the extent to which a stockholder or beneficial owner “Owns” any shares of capital stock for these purposes shall be made by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders. The terms “Owned,” “Ownership” and other variations of the word “Own” shall have a corresponding meaning. As used in these Bylaws, the terms “Affiliate(s)” and “Associate(s)” shall have the meanings attributed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2.3.            Place of Meeting. The Board or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation. The Board may, in its sole discretion, determine that any annual meeting or any special meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely by means of remote communication and in accordance with the DGCL.

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Section 2.4.           Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 2.5.            Notice of Meeting. Notice, stating the place, day and hour of the meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten calendar days nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the stock transfer books of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by Section 232 of the DGCL. Meetings may be held without notice if all stockholders entitled to vote are present in person (without being present for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or if notice is waived by those not present in person in accordance with Section 7.4 of these Bylaws. The Board may cancel, reschedule or postpone any previously scheduled annual or special meeting.

Section 2.6.            Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote in the election of Directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting separately as a class, the holders of a majority of the voting power of all outstanding shares of such class or series represented in person or by proxy shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting, as determined by Article IV of these Bylaws, may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which notice was originally given, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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Section 2.7.           Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner permitted by the DGCL) by the stockholder or by such person’s duly authorized attorney−in−fact.

Section 2.8.           Notice of Stockholder Business and Nominations.

(a)           Annual Meetings of Stockholders.

(i)            Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting in accordance with Section 2.5 of these Bylaws, (B) by or at the direction of the Board, (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time the notice provided for in this Bylaw was given, on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the meeting, (2) is entitled to vote at the meeting, (3) complies with the notice procedures set forth in this Bylaw as to such business or nomination, or (D) solely with respect to nominations of persons for election to the Board, by an Eligible Stockholder (as defined in Section 2.14(c)(i)) whose Stockholder Nominee (as defined in Section 2.14(a)) is included in the Corporation’s proxy materials for the annual meeting pursuant to Section 2.14. Clause (C) of this Section 2.8(a)(i) shall be the exclusive means for a stockholder to make nominations (other than pursuant to Clause (D) of this Section 2.8(a)(i) and Section 2.14) or submit other business before an annual meeting of stockholders (other than pursuant to Rule 14a-8 under the Exchange Act).

(ii)           Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 2.8(a)(i) hereof, the stockholder must have given timely notice thereof in writing and otherwise in proper form in accordance with Section 2.8(a)(iii) to the Secretary and such other business must otherwise be a proper matter for stockholder action under applicable law. To be timely, a stockholder’s notice shall be delivered to the Secretary not earlier than the Close of Business on the 120th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting nor later than the Close of Business on the 90th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 70 calendar days after the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th calendar day prior to the date of such annual meeting and not later than the Close of Business on the later of the 90th calendar day prior to the date of such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

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(iii)            To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.8(a) or Section 2.8(b)) to the Secretary must:

(A)       set forth, as to the stockholder giving the notice (the “Noticing Stockholder”) and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each, a “Holder”): (1) the name and address as they appear on the Corporation’s books of each Holder and the name and address of any Stockholder Associated Person (as defined herein), (2) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each Holder and any Stockholder Associated Person (provided, however, that for purposes of this Section 2.8(a)(iii), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership of at any time in the future), (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each Holder and any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has a right to vote or has granted a right to vote any shares of any security of the Corporation, (d) any Short Interest held by each Holder and any Stockholder Associated Person presently or within the last 12 months in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder, any Stockholder Associated Person, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent or effect of which may be to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation or to increase or decrease the voting power of any such person with respect to any security of the Corporation, (f) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Stockholder Associated Person in the outcome of any vote to be taken at any annual or special meeting of stockholders of the Corporation or any other entity with respect to any matter that is substantially related, directly or indirectly, to any nomination or business proposed by any Holder under this Bylaw, (g) any rights to dividends on the shares of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (h) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Holder and any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, and (i) any performance-related fees (other than an asset-based fee) that each Holder and any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (3) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (4) a representation whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (5) a certification that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, and (6) a representation as to the accuracy of the information set forth in the notice;

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(B)          if the notice relates to any business other than a nomination of a Director or Directors that the stockholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, (2) the text, if any, of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting and any material interest of each Holder and any Stockholder Associated Person in such business and (4) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

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(C)          set forth, as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or reelection to the Board (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person (present and for the past five years), (3) the ownership information specified in Section 2.8(a)(iii)(A)(2) for such person and any member of the immediate family of such person, or any Affiliate or Associate of such person, or any person acting in concert therewith, (4) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (5) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Holders and/or any Stockholder Associated Person, on the one hand, and each proposed nominee and any member of the immediate family of such proposed nominee, and his or her respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K (the “Regulation S-K”) under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder and/or any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D)         with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement and any and all other information required by Section 2.8(d).

(iv)         A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.8(a) shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than three Business Days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven Business Days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

(v)          The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including such other information as may be reasonably required by the Board, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a Director of the Corporation, (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (C) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

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(vi)          Notwithstanding anything in the second sentence of Section 2.8(a)(ii) to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary not later than the Close of Business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 2.5. In the event that a special meeting of stockholders is called for the purpose of electing one or more Directors to the Board, nominations of persons for election to the Board may be made at such special meeting (i) by the stockholder who submitted a Special Meeting Request relating to such meeting in accordance and in compliance with Section 2.2(b), (ii) by or at the direction of the Board or (iii) by any stockholder (other than any stockholder who submitted a Special Meeting Request relating to such meeting pursuant to Section 2.2(b) that included the election of directors in the request) who (A) was a stockholder of record at the time the notice provided for in this Bylaw was given, (B) is entitled to vote at the meeting and (C) complies with the procedures set forth in Section 2.8(a), including delivering the stockholder’s notice required by Section 2.8(a) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.8(d)) to the Secretary not earlier than the Close of Business on the 120th calendar day prior to such special meeting, nor later than the Close of Business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees, if any, proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(c)           General.

(i)            Subject to Section 2.14 with respect to annual meetings, only such persons who are nominated in accordance with the procedures set forth in this Section 2.8 or Section 2.14 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(A)(4) of this Section 2.8) and (b) if any proposed nomination or business was not made or proposed in compliance with this Bylaw, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(ii)           Notwithstanding the foregoing provisions of this Bylaw, unless otherwise required by law, if the Noticing Stockholder (or a Qualified Representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(iii)          For purposes of this Section 2.8 and Section 2.14, as applicable,

(A)	“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The Woodlands, TX or New York, NY are authorized or obligated by law or executive order to close.

(B)	“Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day.

(C)	Delivery of any notice or materials by a stockholder as required under this Section 2.8 shall be made by both (1) hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Corporation, and (2) electronic mail to the Secretary at CorporateSecretary@huntsman.com or such other email address for the Secretary as may be specified in the Corporation’s proxy statement for the annual meeting of stockholders immediately preceding such delivery of notice or materials.

(D)	“public announcement” shall mean any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

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(E)	“Stockholder Associated Person” shall mean as to any Holder (1) any person acting in concert with such Holder, (2) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith and (3) any member of the immediate family of such Holder or an Affiliate or Associate of such Holder.

(iv)          Notwithstanding the foregoing provisions of this Section 2.8, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in the Corporation’s Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.8(a) or Section 2.8(b). Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement, or (B) of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

(d)           Submission of Questionnaire. Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director of the Corporation pursuant to Section 2.8(a)(i)(C), a proposed nominee must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.8) to the Secretary (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request), (ii) an irrevocable, contingent resignation to the Board, in a form acceptable to the Board, as described in Section 2.9(b), and (iii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (D) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a Director of the Corporation.

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Section 2.9.            Procedure for Election of Directors.

(a)           Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot unless otherwise determined by the Board prior to such meeting, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, each Director shall be elected by the vote of a majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present, provided that if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the votes cast.

(b)           In order for any incumbent Director to become a nominee of the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that proffered resignation by the Board in accordance with the following policies and procedures: In the event an incumbent Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and corporate governance committee of the Board, or such other committee designated by the Board, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board shall act on the proffered resignation, taking into account such committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. Such committee, in making its recommendation, and the Board, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. The Director whose resignation is being considered shall not participate in the deliberations of such committee or the Board with respect to whether to accept such Director’s resignation. If the Director’s resignation is not accepted by the Board, such Director shall continue to serve until his or her successor is duly elected, or until his or her earlier resignation or removal.

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(c)           For purposes of this Section 2.9, “a majority of the votes cast” shall mean that the number of the votes cast “for” a Director’s election exceeds the number of the votes cast “against” that Director’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that Director’s election).

Section 2.10.         Required Vote. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 2.11.          Inspectors of Elections; Opening and Closing the Polls. The Board by resolution may, or, if required by law, shall, appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of the stockholders, the chairman of the meeting may, or, if required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.12.         Conduct of Meetings. The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. The chairman of the meeting’s rulings on procedural matters shall be final. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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Section 2.13.          Exclusive Forum.

(a)          Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time); or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). For the avoidance of doubt, this Section 2.13(a) shall not apply to any action or proceeding asserting a claim under the Securities Act or the Exchange Act.

(b)          Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(c)          Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Section 2.13.

Section 2.14.         Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a)           Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section 2.14, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders: (i) the name of any person nominated for election (the “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that has (individually and, in the case of a group, collectively) satisfied, as determined by the Board, all applicable conditions and complied with all applicable procedures set forth in this Section 2.14 (such Eligible Stockholder or group of Eligible Stockholders, as applicable, a “Nominating Stockholder”); (ii) disclosure about the Stockholder Nominee and the Nominating Stockholder (including, for the avoidance of doubt, each group member) required under the rules of the SEC or any other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the “Supporting Statement”); and (iv) any other information that the Corporation or the Board determines, in their sole discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.14. For purposes of this Section 2.14, any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be conclusive and binding on the Corporation, any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements).

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(b)           Maximum Number of Nominees.

(i)            The maximum number of Stockholder Nominees that may be included in the Corporation’s proxy statement for an annual meeting of stockholders pursuant to this Section 2.14 shall not exceed the greater of (A) two or (B) 20% of the number of Directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.14 with respect to the annual meeting (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Stockholder Nominees whose nominations are subsequently withdrawn by the Nominating Stockholder or who become unwilling to serve on the Board; (2) Stockholder Nominees who the Board itself decides to nominate for election at such annual meeting; (3) Stockholder Nominees who cease to satisfy, or Stockholder Nominees of a Nominating Stockholder (including, for the avoidance of doubt, each group member) who ceases to satisfy, the eligibility requirements in this Section 2.14, as determined by the Board, (4) the number of incumbent Directors who had been Stockholder Nominees, or nominees of a stockholder pursuant to the advance notice requirements set forth in Section 2.8(a), at any annual or special meetings of stockholders in the preceding two years and whose reelection at the upcoming annual meeting is being recommended by the Board, and, without duplication, (5) the number of incumbent Directors who are not Stockholder Nominees and who will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Board) nominee pursuant to any agreement, arrangement or other understanding between the Corporation and any stockholder or group of stockholders. In the event that one or more vacancies for any reason occur on the Board after the deadline for submitting a Nomination Notice as set forth in Section 2.14(d) but before the date of the annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of Directors as so reduced.

(ii)           If the number of Stockholder Nominees pursuant to this Section 2.14 for any annual meeting of stockholders exceeds the Maximum Number, then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of Common Stock that each Nominating Stockholder disclosed as Owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. Following such determination, whether before or after the mailing or other distribution of the definitive proxy statement, if (A) a Nominating Stockholder becomes ineligible or withdraws its nomination, (B) a Stockholder Nominee becomes ineligible or unwilling to serve on the Board, or (C) a Stockholder Nominee is thereafter nominated by the Board, the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy such Stockholder Nominee (in the case of clause (A) or (B)) or any successor or replacement nominee proposed by such Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that such Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy.

(c)            Eligibility of Nominating Stockholder.

(i)            An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of Common Stock of the Corporation used to satisfy the eligibility requirements in this Section 2.14(c) continuously for the three year period specified in Section 2.14(c)(ii) below or (B) provides to the Secretary, within the time period referred to in Section 2.14(d), evidence of continuous Ownership by such person of such shares for such three year period from one or more securities intermediaries in a form that the Board determines would be deemed reasonably satisfactory for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)           An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 2.14 only if such person or group (in the aggregate) has continuously Owned at least the Minimum Number (as defined below) of shares of Common Stock (as adjusted for any stock splits, stock dividends or similar events) throughout the three year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Number of shares of Common Stock through the date of the annual meeting. For purposes of qualifying as an Eligible Stockholder and satisfying the ownership requirements set forth in this Section 2.14(c)(ii), two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) shall be treated as one record holder or beneficial Owner. Any group of funds whose shares are so aggregated shall, within five business days after the date of the Nomination Notice, submit to the Secretary at the Corporation’s principal executive office documentation that demonstrates that the funds satisfy the foregoing sentence, as determined by the Board which determination shall be conclusive and binding on the Corporation and the stockholders, and such documentation shall be deemed part of the Nomination Notice for purposes of this Section 2.14. For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 2.14 (including, for the avoidance of doubt, the minimum holding period) shall apply to each member of such group; provided, however, that the requirement with respect to the Minimum Number shall apply to the Ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 2.14, as determined by the Board, or withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to Own the shares held by the remaining members of the group.

(iii)          The “Minimum Number” means three percent of the number of outstanding shares of Common Stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv)          No person may be a member of more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of only the group that has the largest Ownership position as reflected in the Nomination Notice.

(d)           Nomination Notice. To nominate a Stockholder Nominee pursuant to this Section 2.14, the Nominating Stockholder must submit to the Secretary at the Corporation’s principal executive office all of the following information and documents (collectively, the “Nomination Notice”) not earlier than the Close of Business on the 120th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting nor later than the Close of Business on the 90th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 70 calendar days after the anniversary date of the preceding year’s annual meeting, the Nomination Notice must be so delivered not later than the Close of Business on the later of the 120th calendar day prior to the date of such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation:

(i)            one or more written certifications from the record holders of the shares (and from each intermediary through which the shares are or have been held during the requisite three year holding period) verifying that, as of a date within seven days prior to the date of the Nomination Notice, the Nominating Stockholder Owns, and has continuously Owned for the preceding three years, the Minimum Number of shares of Common Stock, and the Nominating Stockholder’s agreement to provide (A) within five business days after the record date for the annual meeting, written certifications from the record holders and intermediaries verifying the Nominating Stockholder’s continuous Ownership of the Minimum Number of shares of Common Stock through the record date and (B) within two business days after the date of the annual meeting, written certifications from the record holders and intermediaries verifying the Nominating Stockholder’s continuous Ownership of the Minimum Number of shares of Common Stock from the date of such Nomination Notice through the date of the annual meeting;

(ii)           a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules, or, if Schedule 14N (or any successor form) is not then required by the SEC, a written certification to the Corporation containing the information required by Schedule 14N as in effect on June 16, 2020;

(iii)          the written consent of the Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a Director if elected and representation that the Stockholder Nominee intends to serve as a Director for the full term if elected;

(iv)          a written notice of the nomination of the Stockholder Nominee that includes the following additional information, agreements, representations and warranties of and by the Nominating Stockholder (including, for the avoidance of doubt, each group member): (A) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.8 (including, for the avoidance of doubt, the requirements set forth in Section 2.8(a)); (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the written notice; (C) a representation and warranty that the Nominating Stockholder did not acquire, and that neither the Nominating Stockholder, the Stockholder Nominee(s) nor their respective Affiliates and Associates is holding, any securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (D) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board; (E) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (F) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, Board membership would not violate applicable state, federal or foreign law or the rules of any stock exchange on which the Corporation’s securities are traded (the “Stock Exchange Rules”); (G) a representation and warranty that the Stockholder Nominee: (1) qualifies as independent under the Stock Exchange Rules; and (2) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; (H) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.14(c); (I) a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.14(c) through the date of the annual meeting; (J) a statement regarding the Nominating Stockholder’s intent with respect to continued Ownership of the Minimum Number of shares of Common Stock for at least one year following the annual meeting; (K) details of any position of the Stockholder Nominee as an officer or director of any entity that provides products or services that compete with or are alternatives to the products or services provided by the Corporation or its Affiliates (any such entity, a “Competitor”) within the three years preceding the submission of the Nomination Notice; (L) if desired, a Supporting Statement; and (M) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination and matters related thereto, including withdrawal of the nomination;

(v)           an executed agreement, in a form deemed reasonably satisfactory by the Board, pursuant to which the Nominating Stockholder (including, for the avoidance of doubt, each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election of the Stockholder Nominee; (B) to file with the SEC any written solicitation or other communication with the Corporation’s stockholders by or on behalf of the Nominating Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s Directors or Director nominees or any Stockholder Nominee, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such solicitation or other communication under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 2.14; (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with the nomination or election, ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (F) in the event that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.14(c), including Ownership of the Minimum Number of shares of Common Stock, to promptly (and in any event within 48 hours of discovering such failure) notify the Corporation of such failure; and

(vi)          an executed agreement, in a form deemed reasonably satisfactory by the Board, by the Stockholder Nominee pursuant to which the Stockholder Nominee agrees: (A) to provide to the Corporation a completed and signed questionnaire, representation and agreement required by Section 2.8(d) and such other information as the Corporation may reasonably request; (B) to deliver an irrevocable, contingent resignation to the Board, in a form acceptable to the Board, as described in Section 2.9(b); and (C) that the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s Corporate Governance Guidelines and any other policies and guidelines of the Corporation applicable to Directors.

The information and documents required by this Section 2.14(d) shall be (x) provided with respect to and executed by each group member of the Nominating Stockholder, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (or, if Schedule 14N (or any successor form) is not then required by the SEC, as required by Schedule 14N as in effect on June 16, 2020) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.14(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary at the principal executive offices of the Corporation.

(e)           Exceptions.

(i)            Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy statement any Stockholder Nominee, and any information concerning such Stockholder Nominee (including, for the avoidance of doubt, the Supporting Statement), and in such case, no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely pursuant to Section 2.14(d), cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (A) the Corporation receives a notice that the Nominating Stockholder (or any group member) intends to nominate a candidate for Director at the annual meeting pursuant to the advance notice requirements set forth in Section 2.8(a), whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (B) the Nominating Stockholder withdraws its nomination; (C) the Board determines that such Stockholder Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with these Bylaws, the Certificate of Incorporation or any applicable state, federal or foreign law, rule or regulation (including, for the avoidance of doubt, the Stock Exchange Rules); (D) the Stockholder Nominee is not independent under the Stock Exchange Rules or any rules of the SEC used by the Board in determining the independence of the Directors, in each case as determined by the Board; (E) the Stockholder Nominee was nominated for election to the Board pursuant to this Section 2.14 at one of the Corporation’s two preceding annual meetings of stockholders and either (1) withdrew from or became ineligible or unavailable for election at such annual meeting or (2) did not receive at least 25% of the total votes cast in favor of his or her election at such annual meeting; (F) the Stockholder Nominee has been, within the past three years, an officer or director of a Competitor; or (G) the Corporation is notified, or the Board determines, that the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.14(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 2.14.

(ii)           Notwithstanding anything to the contrary contained in this Section 2.14, the Board or the chairman of the meeting of stockholders shall declare a nomination by a Nominating Stockholder to be invalid, and such nomination and any votes received with respect to the applicable Stockholder Nominee shall be disregarded (notwithstanding that proxies in respect of such vote may have been received by the Corporation and notwithstanding that the annual meeting of stockholders shall have been held), if (A) the Nominating Stockholder (or any group member) or the applicable Stockholder Nominee shall have breached any of its, his or her obligations, agreements or representations under this Section 2.14 (including, for the avoidance of doubt) the agreement to provide written certifications of continuous Ownership of the Minimum Number of shares of Common Stock through the date of the annual meeting in the timeframe specified by Section 2.14(d)(i)), as determined by the Board which determination shall be conclusive and binding on the Corporation and the stockholders or (B) the Nominating Stockholder (or any group member) or any Qualified Representative thereof, does not appear at the annual meeting to present the nomination pursuant to this Section 2.14.

(iii)          Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of the Stockholder Nominee included in the Nomination Notice, if the Board determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (C) the inclusion of such information in the proxy statement would otherwise violate the rules of the SEC or any other applicable law, rule or regulation; or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

(iv)          The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE III
THE BOARD

Section 3.1.            General Powers. The business and affairs of the Corporation shall be managed by and under the direction of the Board. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Except as otherwise provided by law, these Bylaws or by the Certificate of Incorporation, all decisions of the Board shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present.

Section 3.2.          Number; Qualifications. Subject to the rights of any series of Preferred Stock to elect Directors under specified circumstances, the number of the Directors constituting the entire Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board. A Director need not be a stockholder of the Corporation.

Section 3.3.           Regular Meetings. The Board shall meet at least four times a year. Regular meetings shall be held at such place or places, and at such time or times as shall have been established by the Chairman of the Board or the Board and communicated to all Directors. A notice of each regular meeting shall not be required.

Section 3.4.           Special Meetings. A special meeting of the Board may be called at the request of (a) the Chairman of the Board, (b) a Vice Chairman, (c) the President, or (d) a majority of the Whole Board, and such meeting shall be held at such place, on such date, and at such time as he or she shall fix. Notice of the place, date, time and purpose of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than five days before the meeting or by telephone or by facsimile or electronic transmission of the same not less than 24 hours before the meeting.

Section 3.5.           Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.6.           Quorum; Conduct of Business. A majority of the Whole Board present in person or participating in accordance with Section 3.5 shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Subject to applicable law and any provisions of these Bylaws or the Certificate of Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.7.           Vacancies; Increases in the Number of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding and except as otherwise provided by law, resolution of the Board or in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled only by vote of the majority of the Directors then in office, although less than a quorum, or a sole remaining Director (and not by the stockholders); and any Director so chosen shall hold office until the next election of the class for which such Director has been chosen and until his successor shall be duly elected and shall qualify, unless sooner displaced.

Section 3.8.           Committees. (a) The Board may, subject to applicable law, establish committees of the Board and may delegate its powers and authority to such committees. Each such committee shall consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

(b)          The Board shall have an audit committee meeting the independence and experience requirements set forth in Rule 10A−3 under the Exchange Act and in the listing standards of the principal exchange on which the Common Stock of the Corporation is traded, if any, in each case as of the date of these Bylaws for membership on the audit committee of the Board, including any transition rules that may apply. The audit committee shall establish, and the Board shall authorize and approve, a written audit committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Corporation is traded, if any, as amended from time to time.

(c)          The Board shall have a compensation committee meeting the independence requirements set forth in the listing standards of the principal exchange on which the Common Stock of the Corporation is traded, if any, as of the date of these Bylaws for membership on the compensation committee of the Board, including any transition rules that may apply. The compensation committee shall establish, and the Board shall authorize and approve, a written compensation committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Corporation is traded, if any, as amended from time to time.

(d)          The Board shall have nominating and governance committee meeting the independence requirements set forth in the listing standards of the principal exchange on which the Common Stock of the Corporation is traded, if any, as of the date of these Bylaws for membership on the nominating and governance committee of the Board, including any transition rules that may apply. The nominating and governance committee shall establish, and the Board shall authorize and approve, a written nominating and governance committee charter in accordance with the rules of the principal exchange on which the Common Stock of the Corporation is traded, if any, as amended from time to time.

(e)           Unless the Board shall otherwise provide, a majority of any committee may fix the time and place of its meetings and may determine its action. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.4 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee. Notwithstanding paragraph (a) of this Bylaw, nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

Section 3.9.           Action by Consent of Board or Committee. The Board and any committee thereof may act without a meeting so long as all members of the Board or committee shall have consented thereto in writing or by electronic transmission and such written consent or electronic transmission is filed with the minutes of the proceedings of the Board or committee, as appropriate.

Section 3.10.      Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV
OFFICERS

Section 4.1.           Officers. The officers of the Corporation shall be elected by, and serve at the pleasure of, the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by these Bylaws or the Board from time to time. The officers of the Corporation may be a Chairman of the Board, an Executive Chairman, one or more Vice Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Board may from time to time elect such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board, as the case may be. Any number of offices may be held by the same person. The salary of the Executive Chairman and the Chief Executive Officer shall be fixed from time to time by, and the salaries of the other executive officers elected by the Board shall be recommended from time to time by, the compensation committee of the Board, if such committee is then established or, if such committee is not then established, by the Board or by such officers as may be designated by resolution of the Board.

Section 4.2.            Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he or she shall resign or be removed pursuant to Section 4.9.

Section 4.3.            Chairman of the Board. The Directors shall elect the Chairman of the Board from among the Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board. He or she shall make reports to the Board and the stockholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as Executive Chairman, President or Chief Executive Officer, if so elected by the Board.

Section 4.4.            Executive Chairman. The Executive Chairman shall have all powers and perform all duties commonly incident to such position, or which are, or from time to time may be, delegated to him or her by the Board. The powers and duties of the Executive Chairman shall include, but will not necessarily be limited to: (i) consulting on the strategic vision and direction of the Corporation, (ii) developing, improving and maintaining the Corporation’s government relations and strategic alliances, (iii) improving the business climate for the Corporation around the world, (iv) enhancing relationships with the Corporation’s key customers, partners, investors and employees and (v) serving as a facilitator for communication between the officers of the Corporation and the Board. If the Board deems it proper to elect an Executive Chairman, the office of the Executive Chairman and the office of the Chairman of the Board shall be filled by the same person.

Section 4.5.           Vice Chairman of the Board. The Directors may elect one or more Vice Chairman from among the Directors. In the absence of the Chairman, a Vice Chairman (or if there be more than one as designated by the Board and available) shall preside at meetings of the Stockholders and of the Board. A Vice Chairman shall have all powers and perform all duties as may from time to time be granted or delegated to him or her by the Board.

Section 4.6.           Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties and have all powers that are commonly incidental to the office of chief executive, which may be required by law and all such other duties as are properly required of or delegated to him or her by the Board. Unless the Board has elected a vice−chairman and such vice−chairman is able to act in the place of the Chairman of the Board, the Chief Executive Officer, if he or she is also a director, shall, in the absence, or because of the inability to act, of the Chairman of the Board, perform all duties of the Chairman of the Board and preside as chairman at all meetings of stockholders and the Board.

Section 4.7.           President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall have such other powers and shall perform such other duties as shall be properly assigned or delegated to him or her by the Board or the Chairman of the Board.

Section 4.8.           Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and shall perform such duties as shall be properly assigned or delegated to him or her by the Board or the Chairman of the Board or such duties as are customarily performed by such officer.

Section 4.9.           Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties and have all powers that are commonly incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be properly granted or imposed from time to time by the Board or the Chairman of the Board.

Section 4.10.         Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders. The Secretary shall see that all authorized notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties and have all powers that are commonly incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chairman of the Board.

Section 4.11.         Removal. Any officer elected by the Board may be removed at any time, with or without cause, by the Board whenever, in the judgment of the Board, the best interests of the Corporation would be served thereby. Any officer elected by the Board other than the Chairman of the Board, Executive Chairman, any Vice Chairman, the Chief Executive Officer or the President may be removed at any time, with or without cause, by the Executive Chairman or Chief Executive Officer whenever, in the judgment of such person, the best interests of the Corporation would be served thereby.

Section 4.12.      Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

Section 4.13.      Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V
STOCK CERTIFICATES AND TRANSFERS

Section 5.1.           Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2.            Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such person’s discretion require.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1.           Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employment Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except as provided in Section 6.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 6.1 shall be a contract right. The Corporation shall prepay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person’s capacity as a Director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 6.1 or otherwise. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee, trustee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation and may enter into Indemnity Agreements to such effect.

Section 6.2.           Right of Claimant to Bring Suit. If a claim under Section 6.1 of this Article VI is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the circumstances that the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.3.           Non−Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any Director, officer, employee, trustee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 6.4.           Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, trustee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.5.           Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Section 6.6.           Expenses as a Witness. To the extent that any Director or officer of the Corporation is by reason of such position, or a position as a director, officer, trustee, employee or agent with another entity at the request of the Corporation, a witness in any action, suit of proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred in connection therewith.

Section 6.7.           Nature of Rights. The rights conferred upon indemnitees by this Article VI shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of such indemnitee’s heirs, executors and administrators. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1.           Fiscal Year. The fiscal year of the Corporation shall begin and end on such dates as the Board at any time shall determine by resolution.

Section 7.2.           Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.3.           Seal. The corporate seal, if any, shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and the word “Delaware.”

Section 7.4.           Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these Bylaws, a waiver thereof by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or any committee thereof need be specified in any waiver of notice of such meeting.

Section 7.5.           Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

ARTICLE VIII
CONTRACTS; VOTING SECURITIES OF OTHER ENTITIES

Section 8.1.           Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless provided otherwise by resolution of the Board, the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President of the Corporation may delegate contractual powers to others under such person’s authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 8.2.           Action with Respect to Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President or any officer authorized by one of them shall have the power to vote and otherwise act, appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock, other securities or interests in any other entity, any of whose stock or other securities or interests may be held by the Corporation, at meetings of the holders of the stock, other securities or interests, of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper and otherwise exercise any and all rights and powers that the Corporation may possess by reason of its ownership of stock, other securities or interests in such other entity.

ARTICLE IX
CORPORATE OPPORTUNITIES

A “Specified Director” means any Director who does not serve as an officer or employee of the Corporation and who has been deemed a Specified Director by a resolution approved and adopted by a majority of the Whole Board.

(a)           An “Unrestricted Opportunity” of a Specified Director means:

(i)            any business or corporate opportunity not involving a business or corporate opportunity that is solely or primarily related to the manufacture, distribution, or marketing of chemical products nor involving a business or corporate opportunity that is solely or primarily related to any other material line of business in which the Corporation engages or, pursuant to a resolution adopted by the Board prior to the time the Specified Director begins to pursue the opportunity, proposes to engage at the time such opportunity arises; or

(ii)           any opportunity of which such Specified Director becomes aware prior to learning of such opportunity from the Corporation, any of its subsidiaries or any person acting as agent or representative thereof (unless the person first becomes aware of the opportunity by oral or written communication (including by means of an e−mail) that is explicitly directed to the person in his or her capacity as a Director).

(b)           To the fullest extent permitted by law, including, without limitation, Section 122 (17) of the DGCL, each Specified Director and any person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Specified Director or his or her employer:

(i)            shall have the right to engage, and shall have no duty to refrain from engaging, in any Unrestricted Opportunity of such Specified Director; and

(ii)           shall not have a duty to communicate or present any Unrestricted Opportunity of such Specified Director to the Corporation by reason of the fact that any such person: (A) pursues or acquires any Unrestricted Opportunity of such Specified Director for himself, herself or itself, (B) directs such an opportunity to another person or entity, or (C) does not communicate information regarding such opportunity to the Corporation, and the Corporation hereby renounces any interest or expectancy in, or being offered an opportunity to participate in, any such Unrestricted Opportunity.

(c)           This Article may not be altered, amended or repealed at any time except by the stockholders of the Corporation or by unanimous action of the Board. Neither the alteration, amendment nor repeal of this Article, nor an amendment or restatement of the Certificate of Incorporation that is inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or restatement. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X
AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat; or (b) by the affirmative vote of a majority of the Whole Board (provided that, in the case of Article IX and this proviso, the unanimous action of the Board shall be required); provided that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of such Bylaws must be contained in the notice of such special meeting.

CERTIFICATE BY SECRETARY

The undersigned, being the Secretary of the Corporation, hereby certifies that the foregoing Sixth Amended and Restated Bylaws were duly approved and adopted by the Board and became effective on June 16, 2020.

IN WITNESS WHEREOF, I have signed this certification on this 16th day of June 2020.

/s/ David M. Stryker
David M. Stryker, Secretary

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